UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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ILG, Inc.
(Name of Registrant as Specified in Its Charter)

FRONTFOUR CAPITAL GROUP LLC

FRONTFOUR MASTER FUND, LTD.

FRONTFOUR OPPORTUNITY FUND LTD.

FRONTFOUR REAL ASSET ALTERNATIVES FUND

FRONTFOUR CAPITAL CORP.

STEPHEN E. LOUKAS

DAVID A. LORBER

ZACHARY R. GEORGE

MICHELLE FELMAN

JAMES E. HYMAN

EMANUEL R. PEARLMAN

SIMON M. TURNEr

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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FrontFour Capital Group LLC, together with the other participants named herein (collectively, “FrontFour”), intends to file a preliminary proxy statement and accompanying proxy card with the Securities and Exchange Commission to be used to solicit proxies for the election of its slate of director nominees at the 2018 annual meeting of stockholders of ILG, Inc., a Delaware corporation.

On March 15, 2018, FrontFour issued the following press release:

FRONTFOUR ISSUES PUBLIC LETTER TO ILG BOARD

Encouraged by ILG’s Formation of a Strategic Review Committee but Concerns Linger

Questions ILG’s Motives for Notifying Broadridge of Three Record Dates for Upcoming Annual Meeting

Believes that Fresh Stockholder Representation on the Board is Imperative at this Key Strategic Juncture

Continues to Believe that a Business Combination with Marriott Vacations Worldwide will Maximize Value for ILG Stockholders

March 15, 2018 – Greenwich, CT -- FrontFour Capital Group LLC, together with its affiliates (“FrontFour” or “we”), a significant stockholder of ILG, Inc. (“ILG” or the “Company”) (NASDAQ:ILG) that has nominated four highly qualified director candidates for election to ILG’s Board of Directors (the “Board”) at the Company’s upcoming 2018 annual meeting of stockholders (the “2018 Annual Meeting”), today issued a public letter to the Board regarding FrontFour’s ongoing concerns. The full text of the letter follows:

March 15, 2018

Dear Members of the Board,

While we were encouraged by ILG’s formation of a Strategic Review Committee, we are also left with many questions and concerns. Specifically, despite delivering our formal nomination of director candidates in late January and our repeated attempts to engage in a dialog with the independent members of the Board, we have come to the realization that you are not interested in having a constructive dialog with us. During our latest discussion with your financial advisors earlier this week, we requested clarity on the record date and reiterated our desire to work with you toward a framework for fresh stockholder representation on the Board. Our request has gone unanswered. Now, with a looming record date for the 2018 Annual Meeting, we are left with no choice but to communicate our concerns via a public forum.

To begin, we have been advised that ILG has notified Broadridge Financial Solutions of three separate record dates for the 2018 Annual Meeting – March 21st, March 29th and April 4th. Knowledge of the record date is critical so that stockholders can take whatever steps may be necessary with their custodial banks and brokerage firms to ensure that they have the ability to vote their shares at the 2018 Annual Meeting. We are concerned that notifying the street of multiple record dates will confuse investors and may result in certain stockholders, particularly institutional investors that may need to re-call their shares, being disenfranchised at the 2018 Annual Meeting. We question why ILG provided notice of multiple record dates and demand that the Board immediately clarify the true record date for the 2018 Annual Meeting.

In addition, we are concerned with the manner in which the Company disclosed the strategic review process. We, along with many other investors, were confused as to why such an important announcement was only made at the end of CEO Craig Nash’s prepared remarks during the Company’s conference call on February 28th rather than also being included in the press release issued on the same day. Why would the Company not want to maximize the dissemination of this very important information? In addition, in order to give comfort to the stockholder base that the Company intends to run a robust strategic review process, it is also unclear to us why the Company has not disclosed the members of the Strategic Review Committee.

Further, we believe that the addition of our director candidates to the Board and the Strategic Review Committee would bring added credibility to the strategic review process and benefit the Company’s stockholders. As per your request, we would like nothing more than to make our nominees available to be interviewed provided that you are prepared to work constructively and in good faith with us to come to an amicable resolution regarding the composition of the Board and the Strategic Review Committee. However, it is difficult to work toward a mutually agreeable resolution given your refusal to directly engage with us.

While we are willing to enter into a constructive dialogue with the Board to come to an amicable resolution, we are otherwise committed to seeking the election of our director candidates at the 2018 Annual Meeting.

Sincerely,

/s/ Zachary R. George	/s/ David A. Lorber	/s/ Stephen E. Loukas
Zachary R. George Portfolio Manager	David A. Lorber Portfolio Manager	Stephen E. Loukas Portfolio Manager

About FrontFour Capital:

FrontFour Capital is an investment adviser based in Greenwich, CT. FrontFour focuses on value-oriented investments in North American companies.

Investor Contact:

Stephen Loukas/David Lorber

FrontFour Capital Group LLC

35 Mason Street, 4th Floor

Greenwich, CT 06830

203-274-9050

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

FrontFour Capital Group LLC (“FrontFour Capital”), together with the other Participants (as defined below), intends to make a preliminary filing with the Securities and Exchange Commission (“SEC”) of a proxy statement and accompanying proxy card to be used to solicit votes for the election of director nominees at the 2018 annual meeting of stockholders of ILG, Inc., a Delaware corporation (the “Company”).

FRONTFOUR CAPITAL STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THE PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST.

The Participants in the proxy solicitation are anticipated to be FrontFour Capital, FrontFour Master Fund, Ltd. (“FrontFour Master”), FrontFour Opportunity Fund Ltd. (the “Canadian Fund”), FrontFour Real Asset Alternatives Fund (“FrontFour Real Asset”), FrontFour Capital Corp. (“FrontFour Corp.”), Stephen E. Loukas, David A. Lorber, Zachary R. George, Michelle Felman, James E. Hyman, Emanuel R. Pearlman and Simon M. Turner (collectively, the “Participants”).

As of the date hereof, FrontFour Master beneficially owned directly 1,056,483 shares of Common Stock, including 412,700 shares of Common Stock underlying certain call options exercisable within 60 days of the date hereof. As of the date hereof, 241,157 shares of Common Stock were beneficially owned directly by certain accounts managed by FrontFour Capital (the “Separately Managed Accounts”), including 97,200 shares of Common Stock underlying certain call options exercisable within 60 days of the date hereof. As of the date hereof, the Canadian Fund beneficially owned directly 26,360 shares of Common Stock, including 10,100 shares of Common Stock underlying certain call options exercisable within 60 days of the date hereof. As of the date hereof, FrontFour Real Asset beneficially owned directly 8,000 shares of Common Stock. FrontFour Capital, as the investment manager of FrontFour Master and the Separately Managed Accounts, may be deemed to beneficially own the 1,297,640 shares of Common Stock beneficially owned in the aggregate by FrontFour Master and the Separately Managed Accounts. FrontFour Corp., as the investment manager of the Canadian Fund and FrontFour Real Asset, may be deemed to beneficially own the 34,360 shares of Common Stock beneficially owned in the aggregate by the Canadian Fund and FrontFour Real Asset. As of the date hereof, Mr. Loukas directly beneficially owned 1,000 shares of Common Stock and, as a managing member and principal owner of FrontFour Capital and a principal owner of FrontFour Corp., may be deemed to beneficially own the 1,332,000 shares of Common Stock beneficially owned in the aggregate by FrontFour Master, the Separately Managed Accounts, the Canadian Fund and FrontFour Real Asset. Messrs. Lorber and George, each as a managing member and principal owner of FrontFour Capital and a principal owner of FrontFour Corp., may be deemed to beneficially own the 1,332,000 shares of Common Stock beneficially owned in the aggregate FrontFour Master, the Separately Managed Accounts, the Canadian Fund and FrontFour Real Asset. As of the date hereof, Mr. Turner beneficially owns 31,524 shares of Common Stock. As of the date hereof, Messrs. Hyman and Pearlman and Ms. Felman do not beneficially own any shares of Common Stock.